EXHIBIT 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated November 22, 2002 on the September 30, 2002 financial statements of Wien Group, Inc. in the Amended Registration Statement Form SB-2 (Amendment No. 4) of Wien Group, Inc. for the registration of 3,000,000 shares of its common stock.




/s/ Lilling & Company LLP
-------------------------
    Lilling & Company LLP


Great Neck, New York
March 18, 2003